Exhibit 99
FOR IMMEDIATE RELEASE
December 17, 2019

Cintas Corporation Announces
Fiscal 2020 Second Quarter Results

CINCINNATI, December 17, 2019 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2020 second quarter ended November 30, 2019.

Revenue for the second quarter of fiscal 2020 was $1.84 billion, an increase of 7.3% over last year’s second quarter. The organic revenue growth rate, which adjusts for the impacts of acquisitions and foreign currency exchange rate fluctuations, was also 7.3%. The organic revenue growth rate for the Uniform Rental and Facility Services operating segment was 5.8%, and the organic revenue growth rate for the First Aid and Safety Services operating segment was 10.6%.

Gross margin for the second quarter of fiscal 2020 of $852.4 million increased 10.0% from last year’s second quarter. Gross margin as a percentage of revenue was 46.2% for the second quarter of fiscal 2020 compared to 45.1% in the second quarter of fiscal 2019. Uniform Rental and Facility Services operating segment gross margin as a percentage of revenue improved 130 basis points from last year’s second quarter to 46.6%, and the First Aid and Safety Services operating segment gross margin as a percentage of revenue improved 40 basis points to 48.4%.

Operating income for the second quarter of fiscal 2020 of $334.5 million increased 21.3% from last year’s second quarter operating income of $275.6 million. Operating income as a percentage of revenue was 18.1% in the second quarter of fiscal 2020 compared to 16.0% in the second quarter of fiscal 2019. Operating income in the second quarter of fiscal 2019 was impacted by non-recurring integration expenses related to the G&K Services, Inc. (G&K) acquisition of $7.8 million, or 50 basis points.

Net income from continuing operations was $246.4 million for the second quarter of fiscal 2020, and earnings per diluted share (EPS) from continuing operations were $2.27. Net income from continuing operations was $243.0 million in the second quarter of fiscal 2019, and EPS from continuing operations were $2.18. Fiscal 2019 second quarter EPS from continuing operations included a one-time gain on the sale of a cost method investment of $0.47 and non-recurring G&K integration expenses of $0.05.

The following table provides a comparison of fiscal 2020 second quarter EPS to fiscal 2019 second quarter EPS:

	Three Months Ended
	November 30, 2019	November 30, 2018	Growth vs. Fiscal 2019

EPS - continuing operations	$2.27	$2.18
G&K integration expenses	—	0.05
One-time gain on sale of investment	—	(0.47)
EPS excluding above items	$2.27	$1.76	29.0%

	Six Months Ended
	November 30, 2019	November 30, 2018	Growth vs. Fiscal 2019

EPS - continuing operations	$4.60	$4.07
G&K integration expenses	—	0.09
One-time gain on sale of investment	—	(0.47)
EPS excluding above items	$4.60	$3.69	24.7%

Scott D. Farmer, Cintas' Chairman and Chief Executive Officer, stated, "We are pleased with our second quarter and year-to-date performance. The Company is on pace to achieve another year of strong growth in revenue, earnings and cash flow generation. I thank our employee-partners for the consistently high execution that helps get our customers Ready for the Workday™.”

Mr. Farmer added, “Earlier this month, on December 6th, we paid an annual dividend of $2.55 per share, an increase of 24.4% over last year’s annual dividend. We have increased the annual dividend for 36 consecutive years. In the past 10 years, the annual dividend per share increased at a compound annual growth rate of 18.2%.”

Mr. Farmer concluded, “We are increasing our fiscal 2020 financial guidance. We are raising our annual revenue expectations from a range of $7.28 billion to $7.32 billion to a range of $7.29 billion to $7.33 billion and EPS from a range of $8.47 to $8.57 to a range of $8.65 to $8.75. This financial guidance does not include any future share buybacks. It does incorporate the impact of having one less workday in fiscal 2020 compared to fiscal 2019.”

The following table provides a comparison of fiscal 2020 revenue and EPS guidance to fiscal 2019 actual results:

	Fiscal 2019	Fiscal 2020 Low End of Range	Growth vs. 2019	Fiscal 2020 High End of Range	Growth vs. 2019

Fiscal 2020 Revenue Guidance
($s in millions)
Revenue guidance	$6,892.3	$7,290.0	5.8%	$7,330.0	6.4%

Growth on constant workday basis (1)			6.2%		6.8%

Fiscal 2020 Earnings Per Share Guidance

EPS - continuing operations	$7.97	$8.65		$8.75
G&K integration expenses	0.10	—		—
One-time gain on sale of investment	(0.47)	—		—

EPS guidance (2)	$7.60	$8.65	13.8%	$8.75	15.1%

(1)	Fiscal 2020 contains one less workday than fiscal 2019. One less workday negatively impacts revenue growth by 40 basis points.

(2)	One less workday negatively impacts fiscal 2020 EPS guidance by about $0.06 and EPS growth by about 90 basis points.

About Cintas
Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing a wide range of products and services that enhance our customers’ image and help keep their facilities and employees clean, safe and looking their best. With products and services including uniforms, floor care, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety and compliance training, Cintas helps customers get Ready for the Workday™. Headquartered in Cincinnati, Cintas is a publicly held Fortune 500 company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and the Nasdaq-100 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, risks inherent with the G&K transaction in the achievement of cost synergies and the timing thereof, including whether the transaction will be accretive and within the expected timeframe and the actual amounts of future integration expenses; the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions, including G&K; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; the effect of new accounting pronouncements; costs of our SAP system implementation; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2019 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
J. Michael Hansen, Executive Vice President and Chief Financial Officer - 513-972-2079
Paul F. Adler, Vice President and Treasurer - 513-972-4195

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	November 30, 2019	November 30, 2018	% Change
Revenue:
Uniform rental and facility services	$1,469,976	$1,390,778	5.7%
Other	373,773	327,490	14.1%
Total revenue	1,843,749	1,718,268	7.3%

Costs and expenses:
Cost of uniform rental and facility services	784,937	761,119	3.1%
Cost of other	206,421	181,991	13.4%
Selling and administrative expenses	517,927	491,671	5.3%
G&K Services, Inc. integration expenses	—	7,847	(100.0)%

Operating income	334,464	275,640	21.3%

Gain on sale of a cost method investment	—	69,373	(100.0)%

Interest income	(283)	(391)	(27.6)%
Interest expense	26,177	24,880	5.2%

Income before income taxes	308,570	320,524	(3.7)%
Income taxes	62,127	77,530	(19.9)%
Income from continuing operations	246,443	242,994	1.4%
(Loss) income from discontinued operations, net of tax	(323)	19	(1,800.0)%
Net income	$246,120	$243,013	1.3%

Basic earnings per share:
Continuing operations	$2.35	$2.25	4.4%
Discontinued operations	0.00	0.00	—%
Basic earnings per share	$2.35	$2.25	4.4%

Diluted earnings per share:
Continuing operations	$2.27	$2.18	4.1%
Discontinued operations	0.00	0.00	—%
Diluted earnings per share	$2.27	$2.18	4.1%

Weighted average number of shares outstanding	103,959	106,475
Diluted average number of shares outstanding	107,335	109,874

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Six Months Ended
	November 30, 2019	November 30, 2018	% Change
Revenue:
Uniform rental and facility services	$2,924,503	$2,765,716	5.7%
Other	730,385	650,527	12.3%
Total revenue	3,654,888	3,416,243	7.0%

Costs and expenses:
Cost of uniform rental and facility services	1,553,613	1,507,572	3.1%
Cost of other	399,742	358,801	11.4%
Selling and administrative expenses	1,060,923	996,305	6.5%
G&K Services, Inc. integration expenses	—	12,697	(100.0)%

Operating income	640,610	540,868	18.4%

Gain on sale of a cost method investment	—	69,373	(100.0)%

Interest income	(445)	(887)	(49.8)%
Interest expense	53,498	49,184	8.8%

Income before income taxes	587,557	561,944	4.6%
Income taxes	90,302	106,403	(15.1)%
Income from continuing operations	497,255	455,541	9.2%
Loss from discontinued operations, net of tax	(323)	(13)	2,384.6%
Net income	$496,932	$455,528	9.1%

Basic earnings per share:
Continuing operations	$4.75	$4.21	12.8%
Discontinued operations	0.00	0.00	—%
Basic earnings per share	$4.75	$4.21	12.8%

Diluted earnings per share:
Continuing operations	$4.60	$4.07	13.0%
Discontinued operations	0.00	0.00	—%
Diluted earnings per share	$4.60	$4.07	13.0%

Weighted average number of shares outstanding	103,638	106,652
Diluted average number of shares outstanding	107,114	110,257

CINTAS CORPORATION SUPPLEMENTAL DATA

Gross Margin Results

	Three Months Ended
	November 30, 2019	November 30, 2018

Uniform rental and facility services gross margin	46.6%	45.3%
Other gross margin	44.8%	44.4%
Total gross margin	46.2%	45.1%
Net income margin, continuing operations	13.4%	14.1%

	Six Months Ended
	November 30, 2019	November 30, 2018

Uniform rental and facility services gross margin	46.9%	45.5%
Other gross margin	45.3%	44.8%
Total gross margin	46.6%	45.4%
Net income margin, continuing operations	13.6%	13.3%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides the additional non-GAAP financial measures of earnings per diluted share, cash flow and workday adjusted revenue growth. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables within the narrative of the press release or below.

Earnings Per Share Results

	Three Months Ended
	November 30, 2019	November 30, 2018	Growth vs. Fiscal 2019
EPS - continuing operations	$2.27	$2.18
G&K Services, Inc. integration expenses	—	0.05
One-time gain on sale of investment	—	(0.47)
EPS excluding above items	$2.27	$1.76	29.0%

	Six Months Ended
	November 30, 2019	November 30, 2018	Growth vs. Fiscal 2019
EPS - continuing operations	$4.60	$4.07
G&K Services, Inc. integration expenses	—	0.09
One-time gain on sale of investment	—	(0.47)
EPS excluding above items	$4.60	$3.69	24.7%

Computation of Free Cash Flow

	Six Months Ended
	November 30, 2019	November 30, 2018
Net cash provided by operations	$571,351	$344,567
Capital expenditures	(126,167)	(137,614)
Free cash flow	$445,184	$206,953
Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

Computation of Growth on a Constant Workday Basis

	Three Months Ended			Six Months Ended
	November 30, 2019	November 30, 2018	Growth %	November 30, 2019	November 30, 2018	Growth %
	A	B	G	I	J	O
Revenue	$1,843,749	$1,718,268	7.3%	$3,654,888	$3,416,243	7.0%
			G=(A-B)/B			O=(I-J)/J
	C	D		K	L
Workdays in the period	65	65		130	131

	E	F	H	M	N	P
Revenue adjusted for workday difference	$1,843,749	$1,718,268	7.3%	$3,683,003	$3,416,243	7.8%
	E=(A/C)*D	F=(B/D)*D	H=(E-F)/F	M=(I/K)*L	N=(J/L)*L	P=(M-N)/N

	Fiscal 2019	Fiscal 2020 Low End of Range	Growth vs. 2019	Fiscal 2020 High End of Range	Growth vs. 2019

Fiscal 2020 Revenue Guidance
($s in millions)	A	B	C	D	E
Revenue guidance	$6,892.3	$7,290.0	5.8%	$7,330.0	6.4%
			C=(B-A)/A		E=(D-A)/A
	F	G		G
Workdays in the period	261	260		260
	H	I	J	K	L
Revenue guidance adjusted for workday difference	$6,892.3	$7,318.0	6.2%	$7,358.2	6.8%
	H=(A/F)*F	I=(B/G)*F	J=(I-H)/H	K=(D/G)*F	L=(K-H)/H
Management believes that workday adjusted revenue growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days.

SUPPLEMENTAL SEGMENT DATA

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate	Total

For the three months ended November 30, 2019
Revenue	$1,469,977	$169,667	$204,105	$—	$1,843,749
Gross margin	$685,040	$82,074	$85,277	$—	$852,391
Selling and administrative expenses	$398,680	$57,434	$61,813	$—	$517,927
Interest income	$—	$—	$—	$(283)	$(283)
Interest expense	$—	$—	$—	$26,177	$26,177
Income (loss) before income taxes	$286,360	$24,640	$23,464	$(25,894)	$308,570

For the three months ended November 30, 2018
Revenue	$1,390,778	$153,348	$174,142	$—	$1,718,268
Gross margin	$629,659	$73,670	$71,829	$—	$775,158
Selling and administrative expenses	$378,921	$52,342	$60,408	$—	$491,671
G&K Services, Inc. integration expenses	$7,847	$—	$—	$—	$7,847
Gain on sale of a cost method investment	$—	$—	$—	$69,373	$69,373
Interest income	$—	$—	$—	$(391)	$(391)
Interest expense	$—	$—	$—	$24,880	$24,880
Income before income taxes	$242,891	$21,328	$11,421	$44,884	$320,524

For the six months ended November 30, 2019
Revenue	$2,924,504	$341,757	$388,627	$—	$3,654,888
Gross margin	$1,370,891	$166,361	$164,281	$—	$1,701,533
Selling and administrative expenses	$815,520	$116,952	$128,451	$—	$1,060,923
Interest income	$—	$—	$—	$(445)	$(445)
Interest expense	$—	$—	$—	$53,498	$53,498
Income (loss) before income taxes	$555,371	$49,409	$35,830	$(53,053)	$587,557

For the six months ended November 30, 2018
Revenue	$2,765,716	$306,765	$343,762	$—	$3,416,243
Gross margin	$1,258,144	$147,155	$144,571	$—	$1,549,870
Selling and administrative expenses	$771,022	$103,844	$121,439	$—	$996,305
G&K Services, Inc. integration expenses	$12,697	$—	$—	$—	$12,697
Gain on sale of a cost method investment	$—	$—	$—	$69,373	$69,373
Interest income	$—	$—	$—	$(887)	$(887)
Interest expense	$—	$—	$—	$49,184	$49,184
Income before income taxes	$474,425	$43,311	$23,132	$21,076	$561,944

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except per share data)

	November 30, 2019	May 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$226,535	$96,645
Accounts receivable, net	949,122	910,120
Inventories, net	348,304	334,589
Uniforms and other rental items in service	817,859	784,133
Income taxes, current	24,878	7,475
Prepaid expenses and other current assets	123,589	103,318
Total current assets	2,490,287	2,236,280

Property and equipment, net	1,425,584	1,430,685

Investments	218,873	192,346
Goodwill	2,852,801	2,842,441
Service contracts, net	469,933	494,595
Operating lease right-of-use assets, net	169,233	—
Other assets, net	260,626	240,315
	$7,887,337	$7,436,662

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$254,611	$226,020
Accrued compensation and related liabilities	124,349	155,509
Accrued liabilities	674,240	433,940
Operating lease liabilities, current	44,263	—
Debt due within one year	199,788	312,264
Total current liabilities	1,297,251	1,127,733

Long-term liabilities:
Debt due after one year	2,538,606	2,537,507
Deferred income taxes	443,857	438,179
Operating lease liabilities	130,580	—
Accrued liabilities	372,073	330,522
Total long-term liabilities	3,485,116	3,306,208

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY 2020: 186,298,161 issued and 103,702,675 outstanding FY 2019: 184,790,626 issued and 103,284,401 outstanding	1,066,814	840,328
Paid-in capital	134,041	227,928
Retained earnings	6,917,310	6,691,236
Treasury stock: FY 2020: 82,595,486 shares FY 2019: 81,506,225 shares	(4,976,360)	(4,717,619)
Accumulated other comprehensive loss	(36,835)	(39,152)
Total shareholders’ equity	3,104,970	3,002,721
	$7,887,337	$7,436,662

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	November 30, 2019	November 30, 2018
Cash flows from operating activities:
Net income	$496,932	$455,528

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	115,367	107,112
Amortization of intangible assets and capitalized contract costs	70,963	67,559
Stock-based compensation	69,398	74,784
Gain on sale of a cost method investment	—	(69,373)
Deferred income taxes	7,632	19,227
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(37,940)	(85,748)
Inventories, net	(13,402)	(53,227)
Uniforms and other rental items in service	(32,744)	(57,684)
Prepaid expenses and other current assets and capitalized contract costs	(68,409)	(58,161)
Accounts payable	28,055	(1,955)
Accrued compensation and related liabilities	(29,326)	(20,969)
Accrued liabilities and other	(17,883)	(15,322)
Income taxes, current	(17,292)	(17,204)
Net cash provided by operating activities	571,351	344,567

Cash flows from investing activities:
Capital expenditures	(126,167)	(137,614)
Purchase of investments	(10,121)	(14,071)
Proceeds from sale of a cost method investment	—	73,342
Proceeds from sale of assets	13,300	—
Acquisitions of businesses, net of cash acquired	(6,582)	(6,580)
Other, net	(2,103)	(1,717)
Net cash used in investing activities	(131,673)	(86,640)

Cash flows from financing activities:
(Payments) issuance of commercial paper, net	(112,500)	173,500
Proceeds from exercise of stock-based compensation awards	63,201	32,612
Repurchase of common stock	(258,741)	(508,129)
Other, net	(1,952)	(5,362)
Net cash used in financing activities	(309,992)	(307,379)

Effect of exchange rate changes on cash and cash equivalents	204	(793)

Net increase (decrease) in cash and cash equivalents	129,890	(50,245)
Cash and cash equivalents at beginning of period	96,645	138,724
Cash and cash equivalents at end of period	$226,535	$88,479